                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            WESTPOINT STEVENS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           [WESTPOINT STEVENS LOGO]



                                                                   April 4, 1997

Dear Stockholder:

         You are cordially invited to attend the 1997 Annual Meeting of Stockholders of WestPoint Stevens Inc. (the "Company") on Wednesday, May 14, 1997, beginning at 10:30 a.m., Eastern Daylight Time, at the Cotton Duck, 6101 Twentieth Avenue (U.S. Highway 29), Valley, Alabama. I look forward to greeting as many of you as can attend the Annual Meeting.

         Holders of the Company's Common Stock are being asked to vote on the matters listed in the enclosed Notice of Annual Meeting of Stockholders. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE MATTERS SET FORTH IN THE NOTICE.

         Whether or not you plan to attend the Annual Meeting, it is important that your shares of Common Stock be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and accompanying Proxy Statement, please sign, date and mail the enclosed proxy card in the envelope provided.

                                                Very truly yours,


                                                /s/ Holcombe T. Green, Jr.

                                                Holcombe T. Green, Jr.
                                                Chairman of the Board and
                                                Chief Executive Officer

                           [WESTPOINT STEVENS LOGO]
                           ______________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                  MAY 14, 1997

                             __________________
To the Stockholders
   of WestPoint Stevens Inc.:

         The Annual Meeting of Stockholders of WestPoint Stevens Inc. (the "Company") will be held at the Cotton Duck, 6101 Twentieth Avenue (U.S. Highway
29), Valley, Alabama, on Wednesday, May 14, 1997, at 10:30 a.m., Eastern Daylight Time, for the following purposes:

1. To elect three directors to serve for a term of three years and until their respective successors are elected and qualified.

2. To approve the adoption of the WestPoint Stevens Inc. Omnibus Stock Incentive Plan.

3. To ratify the appointment of Ernst & Young LLP, independent certified public accountants, as auditors for the Company for fiscal 1997.

4. To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on March 20, 1997 are entitled to notice of, and to vote at, the meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND TO MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

         Your proxy will be revocable by filing with the Secretary a written revocation or a proxy bearing a later date at any time prior to the time it is voted, or by attending the Annual Meeting and voting thereat.

                                          By Order of the Board of Directors,


                                          Christopher N. Zodrow
                                            Vice President and Secretary

West Point, Georgia
April 4, 1997

                           [WESTPOINT STEVENS LOGO]

                            507 WEST TENTH STREET
                         WEST POINT, GEORGIA  31833
                               (706) 645-4000
                              ________________

                                PROXY STATEMENT
                              ________________

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 14, 1997
                              ________________


         This Proxy Statement is furnished to holders of Common Stock, par value $.01 per share (the "Common Stock"), of WestPoint Stevens Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 14, 1997, at 10:30 a.m., Eastern Daylight Time, at the Cotton Duck, 6101 Twentieth Avenue (U.S. Highway 29), Valley, Alabama, 36854, and at any adjournment or adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 4, 1997.

THE PROXY

         Joseph L. Jennings, Jr., Vice Chairman and a member of the Board of Directors of the Company, and Christopher N. Zodrow, Vice President and Secretary of the Company, have been selected as proxies by the Board of Directors of the Company with respect to the matters to be voted upon at the Annual Meeting.

         All shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked prior to the Annual Meeting in accordance with the procedures therefor will be voted and will be voted as specified in the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS CONTAINED IN THIS PROXY STATEMENT AND, IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

         A stockholder may revoke his, her or its proxy at any time prior to use of such proxy by delivering to the Secretary of the Company a signed notice of revocation or a later dated and signed proxy or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

RECORD DATE; SHARES ENTITLED TO VOTE

         The Board of Directors of the Company has fixed the close of business on March 20, 1997 as the date (the "Record Date") for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 31,191,686 shares of Common Stock outstanding (excluding 3,756,564 shares in the Company's treasury), with each share entitled to one vote per share on each matter submitted to stockholders for consideration at the Annual Meeting.

QUORUM; REQUIRED VOTE

         The presence, in person or by proxy, of the holders of record of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. With respect to abstentions and broker non-votes, the shares covered thereby are deemed to be present at the Annual Meeting for purposes of determining a quorum.

         A plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting present in person or by proxy is required to elect the nominees for director in respect of the Election Proposal (as defined under "BOARD OF DIRECTORS -- Election Proposal").

         The affirmative vote of a majority of votes cast by the shares of Common Stock at the Annual Meeting represented in person or by proxy and entitled to vote is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors. In the case of such approval, abstentions are not votes cast for such matters, and therefore, are not counted.

         The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required to approve the adoption of the WestPoint Stevens Inc. Omnibus Stock Incentive Plan (the "Omnibus Stock Incentive Plan"). In the case of such approval, abstentions are not affirmative votes for such matter, and therefore, have the same effect as votes against such matter.

         On each matter submitted to stockholders for consideration at the Annual Meeting, only shares of Common Stock that are voted in favor of such matter (including proxies for which no direction is provided) will be counted toward approval of such matter. Shares of Common Stock present at the Annual Meeting that are not voted for a particular matter or shares of Common Stock present by proxy where the stockholder properly withheld authority to vote for such matter (including broker non-votes) will not be counted toward approval of such matter. Stockholders will not be allowed to cumulate their votes in the election of directors.

         A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. With respect to broker non-votes, the shares of Common Stock are not considered present at the Annual Meeting as to the proposal for which the broker withheld authority. Consequently, broker non-votes are not counted regarding any such proposal.

         Stockholders are not entitled to appraisal rights or similar rights of dissenters under the Delaware General Corporation Law in connection with any of the matters to be acted upon at the Annual Meeting.

                               BOARD OF DIRECTORS

ELECTION PROPOSAL

         The Board of Directors of the Company currently consists of nine members, divided into three classes (Class I, Class II and Class III (each of which has three members)). The terms of office of the members of the Class II directors expire at the Annual Meeting. The terms of office of the members of each class of directors are staggered so that the terms of office of no more than one class expires in any one year. At each annual meeting of stockholders, the directors elected to succeed the directors in the class whose terms then expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders, with each newly-elected director holding office until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

         The Board of Directors has nominated for election Messrs. Holcombe T. Green, Jr., Charles W. McCall and John F. Sorte to serve as Class II directors of the Company until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified (the "Election Proposal"). Messrs. Green, McCall and Sorte currently are members of the Board of Directors. The other six directors (whose names are listed below) will continue in office.

         The following table lists the name, age and positions with the Company of each of the three nominees and each of the continuing directors, as well as the year in which each such person's term of office will expire and the month and year in which each director was first elected as a director of the Company (in each case assuming that each of the nominees is elected at the Annual Meeting).

                                               Term     Positions with the                Served as
               Name                  Age     Expires    Company                        Director Since
               ----                  ---     -------    -------------------            --------------
 NOMINEES
      Class II
      Holcombe T. Green, Jr.         57        2000     Chairman of the Board and      September       1992
                                                        Chief Executive Officer
      Charles W. McCall              53        2000     Director                       May             1994
      John F. Sorte                  49        2000     Director                       January         1993

 CONTINUING DIRECTORS
      Class III
      John G. Hudson                 71        1998     Director                       September       1992
      Joseph L. Jennings, Jr.        59        1998     Director, Vice Chairman        March           1993
      Douglas T. McClure, Jr.        44        1998     Director                       September       1992

      Class I
      M. Katherine Dwyer             48        1999     Director                       October         1996
      Gerald B. Mitchell             69        1999     Director                       September       1992
      Phillip Siegel                 54        1999     Director                       September       1992

  NOMINEES

         HOLCOMBE T. GREEN, JR. Mr. Green is founder and principal of Green Capital Investors, L.P., a private investment partnership, and certain other affiliated partnerships. He is Chairman of HBO & Company ("HBOC"), a supplier of hospital information systems. He also is a director of Georgia Gulf Corp. and Southwire Company. Mr. Green became Chairman and Chief Executive Officer of the Company and West Point-Pepperell, Inc., a former subsidiary of the Company which was merged with and into the Company on December 10, 1993 ("WPP"), on October 22, 1992. Mr. Green is Chairman of the nominating committee and a member of the cotton committee of the Board of Directors of the Company (the "Nominating Committee" and the "Cotton Committee," respectively).

         CHARLES W. MCCALL. Mr. McCall has been President, Chief Executive Officer and a director of HBOC since January 1991. From 1985 until joining HBOC, he served as President and Chief Executive Officer of CompuServe, Inc., a computer services and communications company. Mr. McCall also is a director of
EIS International, Inc. and Physician Support Systems, Inc.   Mr. McCall is a
member of the audit committee of the Board of Directors of the Company (the "Audit Committee") and until November 14, 1996, was a member of the Company's pension committee (the "Pension Committee"). The Pension Committee is not a committee of the Board of Directors.

         JOHN F. SORTE. Mr. Sorte has been President of New Street Advisors L.P., a merchant bank, and of New Street Investments L.P., its broker-dealer affiliate, since he co-founded such entities in March 1994. From April 1992 until February 1994, Mr. Sorte served as President and Chief Executive Officer of New Street Capital Corporation ("New Street Capital"). Mr. Sorte served as President and Chief Executive Officer of The Drexel Burnham Lambert Group Inc. from July 1990 until April 1992, as Executive Vice President and co-head of Corporate Finance of Drexel Burnham Lambert Incorporated ("Drexel"), an investment banking firm and predecessor to New Street Capital, from January 1989 to June 1990 and previously as a Managing Director of Drexel. Mr. Sorte also is a director of Vail Resorts, Inc. (and a member of its audit committee) and is Chairman of The New York Media Group, Inc. Mr. Sorte is Chairman of the Pension Committee and until January 1, 1996, was a member of the Nominating Committee.

         Each of the above-named nominees has consented to being named in the Proxy Statement and will serve as a director if elected. If at the time of the Annual Meeting, however, any of the above-named nominees should be unable or decline to serve, the persons named as proxies herein will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION PROPOSAL TO ELECT THE THREE NOMINEES FOR DIRECTOR NAMED ABOVE.

  CONTINUING DIRECTORS

         M. KATHERINE DWYER.   Ms. Dwyer is Senior Vice President of Revlon,
Inc, a personal care consumer products company, and has been President, Revlon Cosmetics USA since November 1995. Previously, Ms. Dwyer served as Executive Vice President and General Manager of Mass Cosmetics and Executive Vice President of Cosmetics and Fragrance Marketing for Revlon North America. She joined Revlon in June 1993. Prior to joining Revlon, Ms. Dwyer was Vice President of Marketing Consumer Products for Clairol, Inc., from 1991 until 1993, Executive Vice President and General Manager for Victoria Creations from 1989 to 1991, and Vice President of US Communications and Group Director of Skin Care for Avon Products, Inc., from 1987 until 1989. Ms. Dwyer is a
director of Chesapeake Corp. (and a member of its audit committee).   She is a
member of the Company's Pension Committee.

         JOHN G. HUDSON. Mr. Hudson, from July 1986 until his retirement in September 1990, served as President of Avondale Mills, Inc., a textile manufacturer. He also is a director of Oneita Industries, Inc. (and a member of its executive committee and chairman of its compensation committee). Mr. Hudson is Chairman of the Cotton Committee and a member of the compensation committee of the Board of Directors (the "Compensation Committee") and the Nominating Committee.

         JOSEPH L. JENNINGS, JR. Mr. Jennings joined WPP as President and Chief Operating Officer on February 1, 1993 and, upon consummation of the merger of WPP with and into the Company, assumed the same positions with the Company. On January 1, 1997 Mr. Jennings left the office of President and Chief Operating Officer to fill the newly created office of Vice Chairman of the Board of Directors. Prior to joining WPP, Mr. Jennings spent almost 20 years with Mount Vernon Mills, Inc., a major textile manufacturer of denims and other fabrics, the last 11 years of which he served as its President and Chief Operating Officer. Mr. Jennings is a member of the Cotton Committee and until January 1, 1996, was a member of the Pension Committee.

         DOUGLAS T. MCCLURE, JR. Mr. McClure has served as a Managing Director of The Private Merchant Banking Company, a company which provides capital raising and financial advisory services to small and medium sized companies, since February 1996. He served as a Managing Director of New Street Capital from April 1992 until February 1994. Between 1987 and April 1992, Mr. McClure served as a Managing Director of Drexel. He also is a director of Ampex Corporation (and a member of its compensation, audit and stock incentive plan committees). Mr. McClure is a member of the Audit Committee and the Pension Committee.

         GERALD B. MITCHELL. Mr. Mitchell retired in 1988 after serving as Chairman of Dana Corporation, an auto parts original equipment manufacturer.
He also is a director of Geo Weston Ltd. (and a member of its pension committee and chairman of its environment, health and safety committee), Worthington Industries (and a member of its compensation committee) and Eastman Chemical Company, Inc. (and a member of its director affairs committee and chairman of its nominating committee). Mr. Mitchell is Chairman of the Compensation Committee and a member of the Nominating Committee.

         PHILLIP SIEGEL. Mr. Siegel has been Vice President and Chief Financial Officer of Health Management Systems, Inc., a health care information systems company, since June 1996. He was an independent business consultant from February 1993 until June 1996. He served as a senior executive officer of Presidential Life Insurance Company from December 1989 until February 1993, most recently as its Senior Vice President. During 1988, Mr. Siegel served as Chief Operating Officer and Chief Financial Officer of Sherwood Group and Sherwood Securities. Mr. Siegel is Chairman of the Audit Committee and a member of the Compensation Committee.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has an Audit Committee, a Compensation Committee, a Cotton Committee and a Nominating Committee, the current members of which are named below.

  AUDIT COMMITTEE

         The Company's Audit Committee was formed in September 1992 and held two meetings during the fiscal year ended December 31, 1996 ("Fiscal 1996"). The members of the Audit Committee are Phillip Siegel (Chairman), Charles W. McCall and Douglas T. McClure, Jr. Among other things, the Audit Committee (i) reviews the procedures employed in connection with the internal auditing program, internal control procedures and accounting procedures of the Company,
(ii) consults with the Company's independent auditors, (iii) reviews the reports submitted by the Company's independent auditors, (iv) reviews with the Company's management compliance reporting and accounting, and (v) makes such reports and recommendations to the Board of Directors as it deems appropriate.

COMPENSATION COMMITTEE

         The Compensation Committee was formed in February 1993 and held four meetings during Fiscal 1996. The members of the Compensation Committee are Gerald B. Mitchell (Chairman), John G. Hudson and Phillip Siegel. The function of the Compensation Committee is to establish salaries, bonuses and other incentive plans in order to attract persons to serve as, and to retain, motivate and reward qualified persons serving as, directors, executive officers and key employees of the Company. In addition, the Compensation Committee administers the Management Stock Option Plan, the MIP, the Key Employee Stock Bonus Plan (each as defined under "EXECUTIVE COMPENSATION"), and the 1994 Non-Employee Directors Stock Option Plan (the "Directors Stock Option Plan"). See "APPROVAL OF OMNIBUS STOCK INCENTIVE PLAN."

COTTON COMMITTEE

         The Cotton Committee was formed in August 1995. The Cotton Committee met on various occasions during Fiscal 1996. The members of the Cotton Committee are John G. Hudson (Chairman), Holcombe T. Green, Jr. and Joseph L. Jennings, Jr. The function of the Cotton Committee is to review and monitor the conditions of the cotton supply market, to review cotton purchase and use planning with Company management and to make such reports to the Board of Directors as it deems appropriate with respect to this aspect of the Company's business.

NOMINATING COMMITTEE

         The Nominating Committee was formed in February 1994. The Nominating Committee met four times during Fiscal 1996. The members of the Nominating Committee are Holcombe T. Green, Jr. (Chairman), Gerald B. Mitchell and John G. Hudson. The Nominating Committee is responsible for (i) evaluating and recommending qualified persons as nominees for re-election or election as directors of the Company; (ii) establishing procedures for identifying nominees; (iii) recommending criteria for membership on the Board of Directors or any committee thereof; (iv) recommending directors for membership on, and to serve as chairman of, any committee of the Board of Directors; (v) recommending qualified persons to serve as Chairman of the Board of Directors and as senior executive officers of the Company; and (vi) considering nominees for election as directors of the Company submitted by stockholders.

         The Nominating Committee will consider nominees recommended by a stockholder entitled to vote for the election of the director nominated, upon written notice of such stockholder given to the Secretary in accordance with the notice provisions and procedures set forth in the By-laws. With respect to an election to be held at an annual meeting, such notice must be given not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, unless the date of the annual meeting is advanced by more than 30 or delayed by more than 60 days from such anniversary, in which case such notice must be given not less than 60 nor more than 90 days prior to such annual meeting or the tenth day following the day on which public announcement is first made of the date of such meeting, whichever is later. Other requirements may apply in the event of an election involving an increase in the number of members of the Board of Directors. With respect to an election to be held at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of special meeting, such notice must be given not less than 60 nor more than 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting, whichever is later. Each such notice shall set forth as to each nominee, each stockholder giving the notice and as to the beneficial owner, if any, on whose behalf the nomination is made: (i) the name, age, business address and residence address of each such person, (ii) the principal occupation or employment of each such person, (iii) the class and number of shares of Common Stock of the Company which are owned beneficially and of record by each such person and (iv) any other information relating to each such person that is required to be disclosed in connection with the solicitation of proxies for the election of directors or as otherwise required under applicable proxy rules (including, without limitation, the nominee's written consent to being named in a proxy statement as a nominee and to serving as a director, if elected).

DIRECTORS' COMPENSATION

         Directors receive a $25,000 retainer fee per year, plus a fee of $1,500 ($1,000 prior to January 1, 1997) for each Board and committee meeting attended. In addition, the chairman of a committee receives an additional $4,000 retainer fee per year and all committee members receive an additional
$3,000 retainer fee per year.   Mr. Hudson is paid a fee of $1,000 per month in
connection with meetings of the Cotton Committee rather than $1,500 for each such meeting. Directors and other members of any committee of the Company who are employees of the Company or its affiliates are not paid extra compensation or retainer fees for their services on the Board or any committee.

         Stock options exercisable for shares of Common Stock are granted to non-employee directors of the Company pursuant to the Directors Stock Option Plan in order to provide non-employee directors of the Company an opportunity to acquire a proprietary interest in the Company through automatic, non-discretionary awards of Common Stock and thus to create in such directors an increased interest in and a greater concern for the welfare of the Company and its subsidiaries. Also see "EXECUTIVE COMPENSATION" and "APPROVAL OF OMNIBUS STOCK INCENTIVE PLAN" for information concerning the granting of options to purchase, and awards of, Common Stock to directors.

DIRECTOR ATTENDANCE

         The Board of Directors held four meetings during Fiscal 1996. None of the incumbent directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the periods such director served) and (ii) the total number of meetings of all committees of the Board of which they were members (held during the periods such director served). See "-- Committees of the Board of Directors."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The members of the Compensation Committee are Gerald B. Mitchell (Chairman), John G. Hudson and Phillip Siegel. None of the current members of the Compensation Committee of the Board of Directors of the Company is an executive officer of the Company.

                                   MANAGEMENT

         On December 10, 1993, certain subsidiaries of the Company were merged with and into each other and into the Company, with the Company as the ultimate sole surviving corporation (collectively, the "Mergers"). Pursuant to the Mergers, the Company acquired the publicly held shares of its indirect subsidiary, WPP. On such date, the officers of WPP became the officers of the Company. Accordingly, the information set forth under this caption and the caption "EXECUTIVE COMPENSATION" includes information with respect to the Company and WPP. References in this Proxy Statement to the Company prior to December 10, 1993 include WPP and the Company's other former and present subsidiaries, unless the context otherwise requires.

EXECUTIVE OFFICERS

         The following individuals are the executive officers of the Company:

                   NAME OF OFFICER                        AGE                       TITLE
                   ---------------                        ---                       -----
 Holcombe T. Green, Jr.  . . . . . . . . . . . . .         57      Chairman of the Board of Directors and
                                                                     Chief Executive Officer
 Morgan M. Schuessler  . . . . . . . . . . . . . .         61      Executive Vice President/Finance and Chief
                                                                     Financial Officer

 Thomas J. Ward  . . . . . . . . . . . . . . . . .         50      President and Chief Operating Officer

 William F. Crumley  . . . . . . . . . . . . . . .         59      Executive Vice President/Manufacturing
 Richmond B. Terry . . . . . . . . . . . . . . . .         63      Senior Vice President/Manufacturing Services

 Ronald M. Hester  . . . . . . . . . . . . . . . .         53      President-Alamac Knit Fabrics, Inc.
 Robert J. Gehm  . . . . . . . . . . . . . . . . .         38      Senior Vice President

 John T. Toolan  . . . . . . . . . . . . . . . . .         38      Senior Vice President

 Dale C. Williams  . . . . . . . . . . . . . . . .         42      Senior Vice President

         For a discussion of the business experience of Mr. Green, see "BOARD OF DIRECTORS -- Election Proposal."

         MORGAN M. SCHUESSLER. Mr. Schuessler joined the Company as Executive Vice President/Finance and Chief Financial Officer on April 1, 1993. Since 1982 until joining the Company, Mr. Schuessler was employed by Dixie Yarns, Inc., most recently as its Senior Vice President and Chief Financial Officer. Mr. Schuessler is a member of the Pension Committee.

         THOMAS J. WARD. Mr. Ward has been President and Chief Operating Officer since January 1, 1997. Mr. Ward was Executive Vice President/Sales and Marketing and President-Home Fashions Division from October 1992 and September 1992, respectively, until December 31, 1996. Mr. Ward originally joined the Company in connection with its acquisition of J.P. Stevens & Co., Inc. ("Stevens") in 1988; he had been with Stevens since 1969. Prior to his present position, Mr. Ward served as Vice President/Sales of Stevens since August 1988 and as President of Stevens since August 1989.

         WILLIAM F. CRUMLEY.   Mr. Crumley originally joined the Company as
Vice President/Manufacturing for Stevens Terry and Bath Products in 1989. He then became Vice President/Manufacturing for Bed Products, Finishing Fabrication and Distribution, and in 1991 assumed the same additional responsibilities for the Company's accessories operations. In September 1992, Mr. Crumley became Executive Vice President/Manufacturing of the Company.

         RICHMOND B. TERRY. Mr. Terry joined the Company in 1950. Mr. Terry has held his current position since May 1989 and prior thereto served as Vice President of Stevens since June 1988.

         RONALD M. HESTER. Mr. Hester assumed his present position with Alamac Knit Fabrics, Inc., a wholly owned subsidiary of the Company ("Alamac"), in March 1993. (Until July 1993, Alamac was operated as a division of the Company.) Mr. Hester originally joined the Company in 1968 upon its acquisition of Alamac's predecessor. Prior to his present position and during the period since 1990, Mr. Hester served as Plant Manager, General Manager and Senior Vice President of Alamac.

         ROBERT J. GEHM. Mr. Gehm has been Senior Vice President of the Company since January 1, 1997. Mr. Gehm originally joined the Company in connection with its acquisition of Stevens in 1988. He had been with Stevens since 1984. Prior to his present position he served as Senior Vice President/Home Fashions Division.

         JOHN T. TOOLAN. Mr. Toolan has been Senior Vice President of the Company since January 1, 1997. Prior to his present position Mr. Toolan served as Senior Vice President/Home Fashions Division from January 1, 1996 and Vice President/Home Fashions Division from October 1, 1994. Since May 1990 until joining the Company in October 1994, Mr. Toolan was Vice President Sales of Crown Crafts Inc.

         DALE C. WILLIAMS. Mr. Williams has been Senior Vice President of the Company since January 1, 1997. Prior to his present position he served as Senior Vice President/Home Fashions Division since January 1, 1996 and Vice President Marketing/Home Fashions Division since March 15, 1993. Since 1984 until joining the Company in March 1993, Mr. Williams was employed by Pillowtex Corp. most recently as Senior Vice President/Marketing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 10, 1997 (except as otherwise specified in the footnotes thereto) with respect to the beneficial ownership (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Common Stock by (i) each person who is the beneficial owner of more than 5% of the Common Stock outstanding as of such date, (ii) all directors of the Company and the nominees for director whose names are set forth under "BOARD OF DIRECTORS -- Election Proposal," (iii) the Named Officers (as defined under "EXECUTIVE COMPENSATION"), and (iv) all directors and executive officers as a group, as reported by each such person.

                                                                     Amount and Nature of      Percent
             Name and Address of Beneficial Owner(1)                 Beneficial Ownership     of Class
             ------------------------------------                    --------------------     --------
 Holcombe T. Green, Jr.  . . . . . . . . . . . . . . . . . . . .              9,635,601(2)         30.9%
 HTG Corp. . . . . . . . . . . . . . . . . . . . . . . . . . . .              9,204,153(2)         29.5%
 WPS Investors, L.P. . . . . . . . . . . . . . . . . . . . . . .              9,204,153(2)         29.5%
    3343 Peachtree Road, N.E. Suite 1420
    Atlanta, Georgia  30326

 John G. Hudson  . . . . . . . . . . . . . . . . . . . . . . . .                 38,422(3)        *

 Charles W. McCall . . . . . . . . . . . . . . . . . . . . . . .                 37,000(4)        *

 Douglas T. McClure, Jr. . . . . . . . . . . . . . . . . . . . .                 30,000(5)        *

 Gerald B. Mitchell  . . . . . . . . . . . . . . . . . . . . . .                 30,000(6)        *

 Phillip Siegel  . . . . . . . . . . . . . . . . . . . . . . . .                 29,000(7)        *

 John F. Sorte . . . . . . . . . . . . . . . . . . . . . . . . .                 60,000(8)        *

 Joseph L. Jennings, Jr. . . . . . . . . . . . . . . . . . . . .                 38,100(9)        *

 Thomas J. Ward  . . . . . . . . . . . . . . . . . . . . . . . .               113,666(10)        *

 Morgan M. Schuessler  . . . . . . . . . . . . . . . . . . . . .                99,775(11)        *

 William F. Crumley  . . . . . . . . . . . . . . . . . . . . . .                67,288(12)        *

 All Directors and Executive Officers as a group (17 persons)  .            10,264,218(13)         32.6%

_______________________________
*  Represents less than 1%

(1) Except as otherwise noted, the address of each person who is an officer or director of the Company is c/o WestPoint Stevens Inc., 507 West Tenth Street, West Point, Georgia 31833.

(2) As of March 10, 1997, Mr. Green possessed shared voting and investment power with respect to (i) 9,204,153 shares held directly by WPS Investors, L.P., of which HTG Corp., a company owned by him, is general partner; and (ii) 116,250 shares held by Hall Family Investments, L.P., of which Mr. Green's wife is general partner. In addition, the total amount for Mr. Green includes 308,765 shares owned directly by Mr. Green and 6,433 shares held through the WestPoint Stevens Retirement Savings Value Plan (the "Savings Plan").

(3) Includes 10,000 shares held directly, 200 shares held indirectly as custodian for a grandson, 200 shares held by Mr. Hudson's daughter as custodian for another grandson, 3,022 shares held in trust for grandchildren and 25,000 shares as to which Mr. Hudson holds currently exercisable options. Mr. Hudson disclaims beneficial ownership of the 200 shares held as custodian for a grandson, the 200 shares held by his daughter for the other grandson and the 3,022 shares held in trust for grandchildren.

(4) Includes 10,000 shares held directly, 2,000 shares held indirectly by nieces and nephews and 25,000 shares as to which Mr. McCall holds currently exercisable options. Mr. McCall disclaims beneficial ownership of the 2,000 shares held by nieces and nephews.

(5) Includes 5,000 shares held directly and 25,000 shares as to which Mr. McClure holds currently exercisable options.

(6) Includes 5,000 shares held directly and 25,000 shares as to which Mr. Mitchell holds currently exercisable options.

(7) Includes 4,000 shares held directly and 25,000 shares as to which Mr. Siegel holds currently exercisable options.

(8) Includes 35,000 shares held directly and 25,000 shares as to which Mr. Sorte holds currently exercisable options.

(9) Includes 17,835 shares held directly, 20,000 shares as to which Mr. Jennings holds currently exercisable options and 265 shares held through the Savings Plan. See "EXECUTIVE COMPENSATION -- Employment Agreements, Termination Provisions and Change in Control Arrangements."

(10) Includes 12,010 shares held directly, 87,000 shares as to which Mr. Ward holds currently exercisable options and 14,656 shares held through the Savings Plan. See "EXECUTIVE COMPENSATION -- Employment Agreements, Termination Provisions and Change in Control Arrangements."

(11) Includes 41,344 shares held directly, 5,000 shares held by Mr. Schuessler's wife, 50,000 shares as to which Mr. Schuessler holds currently exercisable options and 3,431 shares held through the Savings Plan. Mr. Schuessler disclaims beneficial ownership of the 5,000 shares held by his wife. See "EXECUTIVE COMPENSATION -- Employment Agreements, Termination Provisions and Change in Control Arrangements."

(12) Includes 12,032 shares held directly, 55,000 shares as to which Mr. Crumley holds currently exercisable options and 256 shares held through the Savings Plan. See "EXECUTIVE COMPENSATION -- Employment Agreements, Termination Provisions and Change in Control Arrangements."

(13) Includes 473,198 shares held directly, 9,791,020 shares held indirectly, of which 34,195 shares are held through the Savings Plan, 276,000 shares as to which certain members of management hold currently exercisable options, and 150,000 shares as to which non-employee directors hold currently exercisable options. See footnotes 2-12.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning total compensation earned by or paid to the Chief Executive Officer and the four other highest-paid executive officers of the Company employed as of December 31, 1996 (the "Named Officers") during the fiscal years indicated for services rendered to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM COMPENSATION
                                                                 ----------------------
                                        ANNUAL COMPENSATION                AWARDS
                                        -------------------      ------------------------
                                                                 Restricted    Stock
                                                                 Stock         Options (#     All Other
Name and Principal                      Salary      Bonus        Awards        of             Comp.
Position                      Year      ($)         ($)(1)       ($)(2)        shares)(3)     ($)(4)
------------------           ------     ---------   ------       ------        ---------      -------
Holcombe T. Green, Jr.        1996       629,500    755,400       484,934        200,000         1,500
  Chairman and Chief          1995       622,000    684,946       682,749              0         1,500
    Executive Officer         1994       600,000    720,000             0              0             0

Joseph L. Jennings, Jr.       1996       536,500    643,800       404,111              0         1,500
  Vice Chairman(5)            1995       518,333    570,789       568,961              0         1,500
                              1994       500,000    600,000             0              0             0

Thomas J. Ward  . . . .       1996       335,083    402,100       252,565        100,000         1,500
  President and Chief         1995       323,917    388,700       355,018              0         1,500
    Operating                 1994       311,000    373,200             0              0             0
    Officer(5)

Morgan M. Schuessler  .       1996       280,167    336,200       210,605         50,000         1,500
   Executive Vice             1995       270,083    297,416       295,845              0         1,500
     President                1994       259,167    311,000             0              0             0

William F. Crumley  . .       1996       258,250    309,900       194,291         50,000         1,500
   Executive Vice             1995       249,167    299,000       273,096              0         1,500
     President                1994       239,169    287,000             0              0             0

(1) Bonuses earned for 1994 were paid in the first quarter of 1995. Bonuses earned for 1995 were paid in the first quarter of Fiscal 1996, except Mr. Green received partial payment of his bonus in 1995 and the remainder in the first quarter of Fiscal 1996. Bonuses earned for Fiscal 1996 were paid in the first quarter of 1997.
(2) Bonus Awards earned under the WestPoint Stevens Inc. 1995 Key Employee Stock Bonus Plan (the "Key Employee Stock Bonus Plan") are subject to vesting requirements. The dollar value is based upon the share price on the date of grant of the Bonus Awards.
(3) Options granted to the Named Officers in Fiscal 1996 are subject to stockholder approval and are subject to vesting requirements. See "APPROVAL OF OMNIBUS STOCK INCENTIVE PLAN."
(4) These amounts represent the Company's matching contribution under the Savings Plan which was $1,500 for each of the Named Officers.
(5) Prior to January 1, 1997, Mr. Jennings' title was President and Chief Operating Officer and Mr. Ward's title was Executive Vice President/Sales and Marketing.

SENIOR MANAGEMENT INCENTIVE PLAN

         Pursuant to the WestPoint Stevens Inc. Senior Management Incentive Plan (the "MIP"), performance awards were made to key employees of the Company and its subsidiaries with respect to Fiscal 1996. The purpose of this incentive plan is to provide additional compensation above base salary to key employees if the Company meets or exceeds certain performance goals established by the Compensation Committee. Incentive payments for certain participants are based solely upon predetermined annual operating profit goals of the Company. Other participants' payments are based on the operating profit (as defined in the MIP) of the Company and certain business units and/or divisions. The MIP provides that no participant will receive payments under the plan unless the Company's actual annual operating profit equals or exceeds 90% of the predetermined operating profit goal. Incentive payments to each of the Named Officers under the MIP and previous years' management incentive plans are included in the Summary Compensation Table.

         Performance awards payable to the Named Officers with respect to 1997 will be determined based on the terms and provisions of the MIP with new predetermined operating profit goals established by the Compensation Committee in writing during the first ninety days of 1997.

KEY EMPLOYEE STOCK BONUS PLAN

         Pursuant to the Key Employee Stock Bonus Plan, the Company may grant bonus awards of shares of Common Stock to those key employees of the Company who are deemed eligible to participate in the Key Employee Stock Bonus Plan, based on the Company's achievement of certain pre-established earnings levels during the Company's fiscal year. On February 16, 1996, the Company granted Bonus Awards (as defined in the Key Employee Stock Bonus Plan) covering an aggregate of 337,338 shares of Common Stock to certain key employees, including each of the Named Officers. On February 13, 1997, the Compensation Committee certified in writing that Bonus Awards for Fiscal 1996 were earned (except for Bonus Awards forfeited by certain individuals). Twenty percent of each earned Bonus Award for Fiscal 1996 vested on February 13, 1997, and the remainder of such Bonus Award is subject to vesting ratably on January 1 of each of years 1998 through 2001.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         Stock options exercisable for shares of Common Stock are granted to certain key employees of the Company pursuant to the 1993 Management Stock Option Plan (the "Management Stock Option Plan") in order to secure and retain the services of persons capable of filling key positions with the Company, to encourage their continued employment and to increase their interest in the growth and performance of the Company by providing them with an ownership stake. The following table provides information on stock options granted to the Named Officers during the last fiscal year pursuant to the Management Stock Option Plan.

         The table also shows, among other data, hypothetical potential gains from stock options granted in Fiscal 1996. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of the price of Common Stock over the ten-year life of the stock options granted in Fiscal 1996 (which would equal a total increase in the Company's stock price of 62.9% and 159.4%, respectively, from the date of the grant). The assumed rates of growth were selected by the Securities and Exchange Commission (the "Commission") for illustrative purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. See "APPROVAL OF OMNIBUS STOCK INCENTIVE PLAN."



                     OPTION/SAR GRANTS IN LAST FISCAL YEAR




                                                                                         Potential Realizable Value at
                                                                                         Assumed Annual Rates of Stock
                                                                                        Price Appreciation for Ten-Year
                                                      Individual Grants                          Term of Options
                                            ---------------------------------------   -----------------------------------
                                              % of Total      Exercise
                              Number of      Options/SARs       Price
                             Options/SARs   Granted to All    Per Share  Expiration    At 5% Annual    At 10% Annual
Name of Executive(1)           Granted         Employees        ($/Sh)      Date      Growth Rate ($) Growth Rate($)
--------------------         ------------   --------------    ---------  -----------  --------------- --------------
Holcombe T. Green, Jr.(2)        200,000          23%          26.625     11/19/2006     3,348,863      8,486,679
Joseph L. Jennings, Jr.                0          N/A           N/A         N/A             N/A            N/A
Thomas J. Ward(3)                100,000          11%          26.875     11/14/2006     1,690,154      4,283,183
Morgan M. Schuessler(3)           50,000          6%           26.875     11/14/2006       845,077      2,141,591
William F. Crumley(3)             50,000          6%           26.875     11/14/2006       845,077      2,141,591

________________________
(1) Options granted to the Named Officers in Fiscal 1996 are subject to stockholder approval and subject to vesting requirements. See "APPROVAL OF OMNIBUS STOCK INCENTIVE PLAN."
(2) Options were granted on November 19, 1996, subject to stockholder approval.
(3) Options were granted on November 14, 1996, subject to stockholder approval.

FISCAL YEAR-END OPTION HOLDINGS

    The following table summarizes for each of the Named Officers the total number of unexercised options for Common Stock, if any, held at December 31, 1996, and the aggregate dollar value of unexercised in-the-money options for Common Stock, if any, held at December 31, 1996. Value of unexercised in-the-money options at fiscal year-end is the difference between the exercise or base price of such options and the fair market value of the underlying Common Stock on December 31, 1996, which was $29 7/8 per share. These values have not been, and may never be, realized, as these options have not been, and may never be, exercised. Actual gains, if any, upon exercise will depend on the value of Common Stock on the date of any exercise of options.

                     AGGREGATED OPTION/SAR EXERCISES IN THE
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                    Value of Unexercised
                         Shares                                                         (at year end)
                         Acquired                 Number of Unexercised                 in-the-Money
                         on         Value         Options at FY-End (#)             Options at FY-End ($)
                         Exercise   Realized    --------------------------       ----------------------------
Name                     (#)        ($)         Exercisable  Unexercisable       Exercisable    Unexercisable
----                     --------   --------    -----------  -------------       -----------    -------------
Holcombe T. Green, Jr.         0          0             0      200,000(1)                0         650,000
Joseph L. Jennings, Jr.   55,000    540,000       178,750       41,250           3,172,031         682,969
Thomas J. Ward                 0          0        69,000      121,000(2)        1,140,375         625,875
Morgan M. Schuessler           0          0        43,750       56,250(3)          760,156         258,594
William F. Crumley             0          0        43,750       62,500(4)          735,781         350,938


(1) Includes 200,000 shares granted on November 19, 1996, which are subject to stockholder approval. See "APPROVAL OF OMNIBUS STOCK INCENTIVE PLAN."
(2) Includes 100,000 shares granted on November 14, 1996, which are subject to stockholder approval. See "APPROVAL OF OMNIBUS STOCK INCENTIVE PLAN."
(3) Includes 50,000 shares granted on November 14, 1996, which are subject to stockholder approval. See "APPROVAL OF OMNIBUS STOCK INCENTIVE PLAN."
(4) Includes 50,000 shares granted on November 14, 1996, which are subject to stockholder approval. See "APPROVAL OF OMNIBUS STOCK INCENTIVE PLAN."

PENSION PLAN AND RETIREMENT PLANS

  WestPoint Pension Plan

         Executive officers of the Company and certain of its subsidiaries are covered by the WestPoint Stevens Inc. Retirement Plan (the "WestPoint Pension Plan"). The WestPoint Pension Plan covers all salaried employees of the Company and certain subsidiaries and affiliates who have met eligibility requirements and may include certain hourly employees if designated for coverage.

         Contributions to the plan are computed on an actuarial basis and, as such, individual employee payments (or accruals) cannot be calculated until retirement. Compensation covered by the pension plan consists of all payments made to a participant for personal services rendered as an employee of the Company that are subject to federal income tax withholding, including before tax contributions to certain employee benefit plans and excluding imputed income attributable to certain fringe benefit programs. With respect to executive officers, plan compensation covers up to a maximum of $150,000 per individual for Fiscal 1996. The plan provides that participants' benefits fully vest after five years of service or the attainment of age 65.

         Retirement benefits for the WestPoint Pension Plan are computed as the sum of 1% of a participant's average compensation (the annual average of five consecutive, complete plan years of highest compensation during the last 10 years of service) multiplied by the years of benefit service, plus 0.6% of a participant's average compensation which exceeds the participant's Social Security Integration Level (equal to $27,576 in Fiscal 1996), multiplied by the participant's years of benefit service, not to exceed 35 years.

         The following table indicates the approximate amounts of annual retirement income that would be payable under the WestPoint Pension Plan based on various assumptions as to compensation and years of service for certain employees. There is no social security or other offset deducted from the amounts shown.

                             PENSION PLAN TABLE(1)


                                                    YEARS OF SERVICE
                                                    ----------------
      5 YEAR(2)
    COMPENSATION          15              20               25                 30               35
--------------------  ---------        --------         --------           --------         --------
$  250,000  . . . .    $ 57,518        $ 76,691         $ 95,864           $115,036         $134,209
   300,000  . . . .      69,518          92,691          115,864            139,036          162,209
   350,000  . . . .      81,518         108,691          135,864            163,036          190,209
   400,000  . . . .      93,518         124,691          155,864            187,036          218,209
   450,000  . . . .     105,518         140,691          175,864            211,036          246,209
   500,000  . . . .     117,518         156,691          195,864            235,036          274,209
   550,000  . . . .     129,518         172,691          215,864            259,036          302,209
   600,000  . . . .     141,518         188,691          235,864            283,036          330,209
   650,000  . . . .     153,518         204,691          255,864            307,036          358,209
   700,000  . . . .     165,518         220,691          275,864            331,036          386,209
   750,000  . . . .     177,518         236,691          295,864            355,036          414,209
   800,000  . . . .     189,518         252,691          315,864            379,036          442,209
   850,000  . . . .     201,518         268,691          335,864            403,036          470,209
   900,000  . . . .     213,518         284,691          355,864            427,036          498,209
   950,000  . . . .     225,518         300,691          375,864            451,036          526,209
 1,000,000  . . . .     237,518         316,691          395,864            475,036          554,209
 1,050,000  . . . .     249,518         332,691          415,864            499,036          582,209
 1,100,000  . . . .     261,518         348,691          435,864            523,036          610,209
 1,150,000  . . . .     273,518         364,691          455,864            547,036          638,209
 1,200,000  . . . .     285,518         380,691          475,864            571,036          666,209
 1,400,000  . . . .     333,518         444,691          555,864            667,036          778,209
 1,600,000  . . . .     381,518         508,691          635,864            763,036          890,209



____________________________________
(1) Assumes individual retires at age 65 with indicated years of service but further assumes covered compensation as it was determined in Fiscal 1996, which was $27,576 (Table I of IRS Notice 85-4), as updated each year for annual covered compensation. Includes benefits payable under the Supplemental Retirement Plan (as defined under "-- Supplemental Retirement Plan").
(2) Represents the average of the annual covered compensation for the five consecutive, complete plan years of highest compensation during the last 10 years of service.

As of the date hereof, Messrs. Green, Jennings, Ward, Schuessler and Crumley have 4.5, 4.2, 21.3, 4 and 7.9 years, respectively, of credited service under the WestPoint Pension Plan. Messrs. Green's, Jennings', and Schuessler's benefits are not yet vested. The estimated annual benefits payable under the WestPoint Pension Plan and the Supplemental Retirement Plan to Mr. Crumley and Mr. Ward, as of December 31, 1996, would be based on $423,498.14, and $544,233.15, respectively, which were their annual average compensation received for their five consecutive, complete plan years of highest compensation during their last ten years of service.

Supplemental Retirement Plan

         The Company's Supplemental Retirement Plan for Eligible Executives ("Supplemental Retirement Plan") provides for payment of amounts which would have been paid under the WestPoint Pension Plan but for the limitations on covered compensation and benefits applicable to qualified retirement plans imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The Supplemental Retirement Plan is non-qualified and benefits are paid from the general assets of the Company. Benefits payable under the Supplemental Retirement Plan are included in the "Pension Plan Table" above.

Supplemental Executive Retirement Plan

         The Supplemental Executive Retirement Plan (the "Executive Retirement Plan") provides an enhanced level of post-retirement income to those executives who participated in the 1982 Restricted Stock and Performance Share Plan (of
WPP) and its successor plans (collectively, the "RSPSP"), all of which were terminated in the first half of 1989. The benefit is based on the executive's average monthly compensation ("AMC"), including salary, bonus and commissions during the 60 consecutive calendar months during which compensation was highest out of the executive's last 120 calendar months of employment. The Executive Retirement Plan provides a monthly benefit calculated as a single life and 10-year certain annuity based upon the following formula:

                 3.5% x (AMC) x (lesser of 10 or number of years of service under RSPSP) plus 1% x (AMC) x (years of service under RSPSP in excess of 10 not to exceed 30) minus benefits payable under the WestPoint Pension Plan and the Supplemental Retirement Plan.

         The Executive Retirement Plan was frozen by the Company as of December 31, 1993. At such time, seven of the Company's current executives were accruing benefits under the Executive Retirement Plan. Of the Named Officers, only Mr. Ward was accruing a benefit under the Executive Retirement Plan, which as of December 31, 1996 entitled him to gross monthly payments of $21,939.40 commencing on his 65th birthday, subject to reduction in proportion to increases in benefits under the WestPoint Pension Plan and the Supplemental Retirement Plan.

EMPLOYMENT AGREEMENTS, TERMINATION PROVISIONS AND CHANGE IN CONTROL
ARRANGEMENTS

         The Company entered into employment agreements with Messrs. Green (effective as of March 8, 1993), Jennings (effective as of February 1, 1993), Ward (effective as of March 8, 1993), and Schuessler (effective as of April 1,
1993).

         Each agreement is for a three-year term and, except for Mr. Schuessler's employment agreement, is automatically renewable for successive additional one-year terms, unless a notice of termination is given one year prior to the expiration of any such term. Mr. Schuessler's employment agreement is automatically extended upon January 1 of each year of the term of his employment for successive additional one-year periods, except for the year in which he attains the age of 65 (in which event any extension period for that year expires on his 65th birthday), unless a notice of termination is given on or prior to January 1 of each year of Mr. Schuessler's term of employment.
Each executive receives an annual base salary, subject to annual review.
Annual base salaries in Fiscal 1996 were as follows:  Mr. Green -- $630,000;
Mr. Jennings -- $538,000; Mr. Ward -- $336,000; and Mr. Schuessler -- $281,000.
For 1997 the annual base salary for each of the following executives was increased effective January 1, 1997 to the following: Mr. Green -- $650,000; Mr. Ward -- $400,000; and Mr. Schuessler -- $300,000. Effective January 1,
1997, Mr. Jennings' employment agreement was superseded by a new agreement under which he left the office of President and Chief Operating Officer and became Vice Chairman of the Board. Although no longer responsible for daily management of operations of the Company, Mr. Jennings remains an employee of the Company. Under his new agreement his base salary is $120,000 for 1997 and he continues to participate in the annual cash bonus and stock bonus programs. Mr. Green also is entitled under his employment agreement to reimbursement from the Company for all reasonable living expenses for maintaining a residence in New York, New York, that are reasonably attributable to business time he spends there for the Company. Each executive also is entitled to receive an annual bonus in an amount initially up to 120% of such executive's annual base salary based on the Company's achievement of certain performance goals in accordance with the Company's management incentive plan in existence from time to time.
See "-- Senior Management Incentive Plan" and "Key Employee Stock Bonus Plan."

         Upon a termination of employment by the Company without "Cause" or by the executive for "Good Reason" (which includes, among other things, a change in control of the Company in certain circumstances), each of the following executives will receive the following payments within 30 days after such termination becomes effective (in addition to all compensation owed to the executive at the time of such termination): a one-time, lump-sum cash payment equal to the sum of (i) two times the executive's 1993 annual base salary (plus, in the case of Mr. Green, $50,000) and (ii) the maximum bonus amount payable to such executive under the management incentive plan applicable to the year in which such termination becomes effective, whether or not the requirements otherwise applicable to the payment of such bonus amount under such plan have been met. Accordingly, if such a termination were to occur in 1997, Mr. Green would be entitled to a payment of $2,030,000; Mr. Ward --
$1,080,000; and Mr. Schuessler -- $860,000.   In addition, the Company has
agreed to make an indemnity payment to each executive with respect to any of the aforementioned lump-sum cash payments and any payments under any plan or other compensatory arrangement in connection therewith, in an amount equal to the sum of (i) the excise tax, if any, imposed on each executive under Section 4999 of the Code, in respect of any such payments and (ii) any federal, state or local income tax imposed on any such indemnity payment. In addition, each executive's then unvested options will become immediately vested at the time of such termination and each executive will be entitled to receive all fringe benefits provided by the Company under such agreements for a period of one year following such termination (see "--Option/SAR Grants in Last Fiscal Year" and "--Fiscal Year-End Option Holdings").

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee sets the compensation policies applicable to the Company's executive officers.

         General Policies. The goals of the Company's executive compensation program for Fiscal 1996 were to attract, retain, motivate and reward qualified persons serving as executive officers. To achieve the goals of the program, the Company relies primarily on salary, annual bonuses and stock options.

         The salary levels for existing executive officers depend primarily on individual levels of responsibility within the Company. The level of salaries for newly hired executive officers, while similarly dependent on individual levels of responsibility within the Company, also is affected by the market for executive talent. Additional consideration in setting salary levels is given to the Company's competitive position in its industry and the need to establish compensation and terms of employment that will attract and retain the leadership the Company believes necessary to maintain its position. The Compensation Committee also takes into account the expenses of relocation and the loss of accrued benefits.

         Bonus levels for executive officers and other key employees of the Company depend on performance and are designed to encourage the achievement of certain annual operating profit goals. Annual bonuses for Fiscal 1996 for executive officers and certain other key employees were determined by the Compensation Committee under the MIP. In the case of the most senior executive officers, 50% or more of total compensation depended on exceeding predetermined annual operating profit goals. Other participants' payments were based on a combination of factors, including the operating profit of the Company and certain business units and/or divisions. The MIP provided for threshold incentive payments to all participants only when actual annual operating profit equaled or exceeded 90% of the predetermined annual operating profit goal. Annual bonuses for 1997 for the Named Officers will be determined under the MIP based upon whether the Company meets or exceeds certain performance goals established by the Compensation Committee for 1997. See "-- Senior Management Incentive Plan."

         The Management Stock Option Plan provides for the grant by the Company of stock options exercisable for Common Stock to certain key employees of the Company. The stock options offered pursuant to the Management Stock Option Plan are a matter of separate inducement to key employees and are not granted in lieu of any other compensation. By means of the Management Stock Option Plan, the Company seeks to retain the services of persons now holding key positions with the Company and to secure and retain the services of persons capable of filling such positions by providing them with an ownership stake in the Company. See "--Option/SAR Grants in Last Fiscal Year." The number of options held by a key employee is not a factor in determining or otherwise limiting future grants. Such a factor could create an incentive to exercise options and sell the underlying shares, defeating the Company's objective of providing key employees with an ownership stake in the Company's business.

         In order to provide broad flexibility in designing stock-based incentives, the Board of Directors has approved, subject to approval of the Company's stockholders, the Omnibus Stock Incentive Plan, which is an amendment and restatement of the Management Stock Option Plan. A committee appointed by the Board of Directors to administer the Omnibus Stock Incentive Plan will be able to choose from among six categories of incentive awards: options, stock appreciation rights, restricted shares, deferred shares, performance shares and performance units. See "APPROVAL OF OMNIBUS STOCK INCENTIVE PLAN."

         In order to advance the interest of the Company and its stockholders by motivating key employees to attain extraordinary performance exceeding industry norm, promote the long-term success and growth of the Company and to remain in the service of the Company, participants in the Key Employee Stock Bonus Plan may receive, if the Company achieves certain performance criteria, annual bonuses, payable in shares of Common Stock of the Company, equal to 80% of their base salary. Earned Bonus Awards are subject to a vesting schedule determined by the Compensation Committee, provided, however, that at least 20% of the shares of Common Stock earned will vest on January 1 of each of the five calendar years following the performance year for which such Bonus Awards are earned.

         Compensation of the Chief Executive Officer. Mr. Green's compensation is determined pursuant to the principles noted above and by the terms of his employment agreement. Mr. Green will receive 25,356 shares of Common Stock under the terms of the Key Employee Stock Bonus Plan in 1997 for Fiscal 1996. The only other component of his compensation for Fiscal 1996 that was not determined under the terms of his employment agreement was his annual bonus, which was determined under the MIP. The Compensation Committee believes that Mr. Green, as a substantial stockholder of the Company, is committed to acting to optimize overall Company performance to the benefit of all stockholders, and that he demonstrated such commitment in Fiscal 1996. In Fiscal 1996, Mr. Green was instrumental in, among other things, the continued implementation of aggressive cost reduction and capital expenditure programs as well as in substantially increasing earnings per share. In the Compensation Committee's view, these actions on the part of Mr. Green improved the Company's operating results and capital structure.

         Compliance with  Section 162(m) of the Code.  With certain exceptions,
Section 162(m) of the Code ("Section 162(m)") disallows a publicly-held company's deduction for compensation paid in excess of $1 million per taxable year to certain executives. The Company does not believe it is currently subject to Section 162(m). However, even if Section 162(m) applies to the Company, the Company believes that compensation paid under the MIP and the Key Employee Stock Bonus Plan to the Chief Executive Officer and the Chief Operating Officer should qualify for the performance-based compensation exception to Section 162(m) and that options granted under the Management Stock Option Plan before the Company's 1997 Annual Meeting of Stockholders should qualify for a special transition rule which exempts such options from Section 162(m) pursuant to an exemption for certain previously-approved plans, provided that the Management Stock Option Plan is not terminated or materially modified prior to such meeting. In addition, by obtaining stockholder approval of the Omnibus Stock Incentive Plan, provided certain requirements are satisfied, awards granted under the Omnibus Stock Incentive Plan should qualify for the performance-based compensation exception to Section 162(m). See "APPROVAL OF OMNIBUS STOCK INCENTIVE PLAN."

                                        Compensation Committee


                                        Gerald B. Mitchell, Chairman
                                        John G. Hudson
                                        Phillip Siegel

                               PERFORMANCE GRAPH

         The following graph provides a comparison of the cumulative total returns on the Common Stock based on an investment of $100 after the close of the market on August 2, 1993, the date the Common Stock became listed for quotation on the National Association of Securities Dealers Automated Quotation System (National Market System)1, on December 31, 1993, December 30, 1994, December 29, 1995, and December 31, 1996, against Standard & Poor's 500 Stock Index ("S&P 500") and an index compiled consisting of 56 companies (listed on Annex A hereto) with market capitalizations that were similar to that of the Company at the end of 1995 (the "Market Index") (prepared by Standard & Poor's Compustat Services, Inc.), in each case assuming reinvestment of any dividends. The Company believes that published industry indices are not representative of the Company and its lines of business and that it cannot reasonably identify a group of peer issuers that are in the same industry or lines of business as the Company or that are reasonably comparable with the Company on any other basis. Therefore, in accordance with the rules and regulations of the Commission, the Company has selected the Market Index for purposes of comparing the Company's cumulative total returns on the Common Stock. Furthermore, the following graph is not, nor is it intended to be, indicative of future performance of the Company's Common Stock, which performance could be affected by factors and circumstances outside of the Company's control.





__________________________________

(1) The Company registered the Common Stock (formerly Class A Common Stock) and rights to purchase such stock pursuant to Section 12(g) of the Exchange Act on a registration statement on Form 10 originally filed with the Commission on July 1, 1993, as amended on January 6, 1994, and declared effective by order of the Commission on July 30, 1993.

                          TOTAL SHAREHOLDER RETURN


Company Name/Index          8/2/93    12/31/93   12/30/94  12/29/95  12/31/96
--------------------------------------------------------------------------------
WESTPOINT STEVENS INC.      $100      $140.19    $107.48   $150.00   $223.37
S&P 500 INDEX               $100      $105.04    $106.43   $146.42   $180.04
PEER GROUP                  $100      $121.71    $122.89   $153.20   $181.48


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In Fiscal 1996, the Company made payments to Mr. Green and HTG Corp. in the aggregate amount of $346,646 as (i) reimbursements for expenses incurred by Mr. Green and/or HTG Corp. in renting an airplane utilized by the Company,
(ii) as payments to HTG Corp. for use by the Company of an airplane it partly owns and (iii) as reimbursement from the Company for all reasonable living expenses for maintaining a residence in New York, New York, pursuant to his employment agreement (see "EXECUTIVE COMPENSATION --Employment Agreements, Termination Provisions and Change in Control Arrangements"). Such payments were made at rates that the Company believes were no less favorable than rates available from non-affiliated third parties for comparable services.

         Also see "BOARD OF DIRECTORS -- Compensation Committee Interlocks and Insider Participation in Compensation Decisions" for additional information concerning transactions and relationships with management and others.

                    APPROVAL OF OMNIBUS STOCK INCENTIVE PLAN

       The Board of Directors adopted the WestPoint Stevens Inc. Omnibus Stock Incentive Plan (the "Omnibus Stock Incentive Plan") on March 21, 1997, subject to approval by the stockholders of the Company at the Annual Meeting. The Omnibus Stock Incentive Plan is intended to allow the Company to attract and retain key employees and directors and to provide such persons with incentives and rewards for superior performance.

        The Omnibus Stock Incentive Plan is an amendment and restatement of the Management Stock Option Plan. The Plan is also intended to replace the Directors Stock Option Plan. Options in respect of the remaining shares of Common Stock authorized under the Directors Stock Option Plan will be automatically granted to the current non-employee directors pursuant to the terms of the Directors Stock Option Plan on the date of the Annual Meeting, and no further options will be awarded under the Directors Stock Option Plan.

         The Omnibus Stock Incentive Plan allows the committee appointed by the Board to administer the Plan (the "Committee") broad flexibility in designing stock-based incentives. The Committee may select from among six categories of incentive awards: options, stock appreciation rights, restricted shares, deferred shares, performance shares and performance units.

         The number of shares of the Company's Common Stock ("Shares") that may be (i) issued or transferred upon the exercise of options or stock appreciation rights, (ii) awarded as restricted shares and released from substantial risk of forfeiture, or (iii) issued or transferred in payment of deferred shares, performance shares or performance units, shall not in the aggregate exceed 1,625,350 (which includes 125,350 Shares remaining available to be the subject of awards under the Management Stock Option Plan and 1,500,000 Shares not
previously authorized for issuance under any plan of the Company).   The number
of performance units granted under the Omnibus Stock Incentive Plan may not in the aggregate exceed 5,000,000. No participant may receive awards during any one calendar year representing more than 250,000 Shares or more than 1,000,000 performance units. These limits are subject to adjustments as provided in the Omnibus Stock Incentive Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events. Shares issued under the Omnibus Stock Incentive Plan may be Shares of original issuance, Shares held in treasury or Shares that have been reacquired by the Company.

         Upon the payment of any option price by the transfer to the Company of Shares or upon satisfaction of tax withholding obligations under the Omnibus Stock Incentive Plan by the transfer or relinquishment of Shares, there shall be deemed to have been issued or transferred only the number of Shares actually issued or transferred by the Company, less the number of Shares so transferred or relinquished. In any event, the number of Shares actually issued or transferred by the Company upon the exercise of incentive stock options may not exceed 1,625,350, subject to adjustment as provided for in the Omnibus Stock Incentive Plan. Upon the payment in cash of a benefit provided by any award under the Omnibus Stock Incentive Plan, any Shares that were subject to such award shall again be available for issuance or transfer under the Omnibus Stock Incentive Plan. Performance units that are paid in Shares or are not earned by a participant at the end of a performance period are available for future grants of performance units.

          Employees of the Company and its subsidiaries and members of the Board who are not employees ("non-employee directors") may be selected by the Committee to receive benefits under the Omnibus Stock Incentive Plan, provided, however, that only employees of the Company and its subsidiaries are eligible to receive incentive stock options under the Omnibus Stock Incentive Plan. Subject to the terms of the Omnibus Stock Incentive Plan, the Committee has the discretion to determine the terms of each award granted under the Omnibus Stock Incentive Plan and to interpret the Omnibus Stock Incentive Plan and all related documents and agreements.

         The Committee may grant options that entitle the optionee to purchase Shares at a price equal to or greater than fair market value on the date of
grant.   Options granted under the Omnibus Stock Incentive Plan may be options that are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Code or "nonqualified stock options" that are not intended to so qualify.

         The option may specify that the option price is payable (i) in cash,
(ii) by the transfer to the Company of unrestricted Shares that have been owned by the optionee for at least six months, (iii) with any other legal consideration the Committee may deem appropriate or (iv) by any combination of the foregoing methods of payment. Any grant of an option may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the Shares to which the option relates. Payment of the option price of any nonqualified stock option may also be made in whole or in part in the form of restricted shares or other Shares that are subject to risk of forfeiture or restriction on transfer. In such event, unless otherwise determined by the Committee, the Shares received by the optionee upon the exercise of the nonqualified stock option will be subject to the same risks of forfeiture or restrictions on transfer as applied to the consideration surrendered by the optionee, provided that such risks of forfeiture and restriction on transfer shall apply only to the same number of Shares received by the optionee as applied to the forfeitable or restricted shares surrendered by the optionee.

         No option may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment with the Company or any subsidiary (or in the case of a non-employee director, service on the Board) that is necessary before the options will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.

         The Committee may grant "tandem" stock appreciation rights in connection with an option granted under the Omnibus Stock Incentive Plan or "freestanding" stock appreciation rights unrelated to any option. Tandem stock appreciation rights entitle the holder to receive an amount equal to a percentage (not exceeding 100 percent) of the "spread" between the option price under the related option and the fair market value of the Shares subject to the option. Freestanding stock appreciation rights entitle the holder to receive a payment equal to the increase in the value of the Shares over a specified "base price" determined by the Committee at the time of grant. Any grant of stock appreciation rights may be paid in cash, Shares or any combination thereof, or grant to the participant or reserve to the Committee the right to elect among those alternatives.

         An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of Shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such Shares, although the Committee may provide for the sequestration of dividends during the restriction period. The transfer may be made without additional consideration from the participant. The Committee may specify performance objectives (as discussed below) which, if achieved, will result in termination or early termination of the restrictions applicable to such Shares. The Committee shall also specify in respect of the specified performance objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of restricted shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified performance objectives. Restricted shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. To enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee for the period during which the forfeiture provisions are to continue. The Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of the Company or similar event.

         An award of deferred shares granted under the Omnibus Stock Incentive Plan represents the right to receive a specific number of Shares at the end of a specified deferral period. Any grant of deferred shares may be further conditioned upon the attainment of performance objectives (as described below). The grant may provide for the early termination of the deferral period in the event of a change in control of the Company or similar event. During the deferral period, the participant is not entitled to vote or receive dividends on the Shares subject to the award, but the Committee may provide for the payment of dividend equivalents on a current or deferred basis. The grant of deferred shares may be made without any consideration from the participant other than the performance of future services.

         A performance share is the equivalent of one Share, and a performance unit is equivalent to one dollar. Each grant will specify one or more performance objectives to meet within a specified period (the "performance period"). The specified performance period may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the performance objectives but has attained or exceeded the predetermined minimum level of acceptable achievement, the participant may be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Committee in cash, Shares or any combination thereof.

         The Omnibus Stock Incentive Plan provides for the Committee to establish "performance objectives" for purposes of the granting or vesting of performance shares, performance units, deferred shares and restricted stock. Performance objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within the Company or a subsidiary. Any performance objectives intended by the Committee to qualify as "performance-based compensation" under Section 162(m) shall be limited to specified levels of or growth in (i) return on capital, (ii) return on equity, (iii) return on assets, (iv) earnings per share and/or (v) market value per share. Except in the case of such an award intended to qualify under
Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify such performance objectives, in whole or in part, as the Committee deems appropriate and equitable.

         Except as provided below, no award under the Omnibus Stock Incentive Plan may be transferred by a participant other than by will or the laws of descent and distribution, and options and stock appreciation rights may be exercised during the participant's lifetime only by the participant or, in the event of the participant's legal incapacity, the guardian or legal representative acting on behalf of the participant. The Committee may expressly provide in a nonqualified stock option agreement (or amendment thereto) the participant may transfer the option to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all the beneficial owners are such family members, or any other entity affiliated with the participant that the Committee may approve.

         The Board may appoint one or more Committees under the Omnibus Stock Incentive Plan. Any grants of awards to officers who are subject to Section 16 of the Exchange Act will be made by a Committee composed of not less than two members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act. To the extent that an award is intended to qualify as "performance-based compensation" under Section 162(m), the Committee will consist of not less than two "outside directors" within the meaning of the regulations under Section 162(m). For purposes of awards to non-employee directors, the Board will serve as the Committee.

         The Omnibus Stock Incentive Plan may be amended from time to time by the Board of Directors, but without further approval by the stockholders of the Company no such amendment may increase the aggregate number of Shares that may be issued or transferred, increase the aggregate number of performance units that may be granted, or increase the number of Shares or performance units that may be granted to any participant in any two-year period.

         The following is a brief summary of certain of the federal income tax consequences of benefits granted under the Omnibus Stock Incentive Plan. Statements in the following paragraph are based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares on the date of exercise. At the time of sale of Shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the Shares after the date of exercise generally will be treated as capital gain (or loss).

         An optionee generally will not recognize income upon the grant of an incentive stock option. Similarly, an optionee will not recognize income upon the exercise of an incentive stock option, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company (or a subsidiary corporation of the Company) from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an incentive stock option after these requisite periods, the incentive stock option will be treated as a nonqualified stock option and will be subject to the rules described in the immediately preceding paragraph. If Shares are issued to an optionee pursuant to the exercise of an incentive stock option and are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the Shares to the optionee, then upon the sale of the Shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the Shares at the time of exercise (or, if less, the amount realized on the disposition of the Shares) over the option price paid for the Shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

         A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient) at such time as the Shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the restricted shares will recognize ordinary income on the date of transfer of the Shares equal to the excess of the fair market value of the restricted shares on such date (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the Shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

         A recipient of deferred shares generally will not recognize income until Shares are transferred to the recipient at the end of the deferral period and are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. At that time, the participant will recognize ordinary income equal to the fair market value of the Shares, reduced by any amount paid by the recipient.

         A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment in respect of performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received.

         In limited circumstances where the sale of Shares received under the Omnibus Stock Incentive Plan could subject an officer or director to suit under
Section 16(b) of the Exchange Act, the federal income tax consequences to the officer or director may differ from the federal income tax consequences described above. In these circumstances, absent a Section 83(b) election (as described above), the principal difference usually will be to postpone valuation and taxation of the Shares received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

         To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m).

1996 OMNIBUS STOCK INCENTIVE PLAN GRANTS

         Because the key employees and directors of the Company may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the Omnibus Stock Incentive Plan during its term. However, seven executive officers and five key employees have been granted options, subject to stockholder approval of the Omnibus Stock Incentive Plan. The following table sets forth the options granted under the Omnibus Stock Incentive Plan in the last fiscal year.

                               NEW PLAN BENEFITS

                          OMNIBUS STOCK INCENTIVE PLAN

                                                                      DOLLAR         NUMBER OF
NAME AND POSITION                                                     VALUE ($)      UNITS GRANTED
-----------------                                                     ---------      -------------
Holcombe T. Green, Jr., Chairman and Chief Executive Officer              (1)          200,000(2)

Thomas J. Ward,  President and Chief Operating Officer                    (1)          100,000(3)

Morgan M. Schuessler, Executive Vice President                            (1)           50,000(3)

William F. Crumley, Executive Vice President                              (1)           50,000(3)

Executive Officer Group                                                   (1)          520,000(3)

Non-Executive Director Group                                              -0-                 -0-

Non-Executive Officer Employee Group                                      (1)          145,000(2)


(1) Options are exercisable at fair market value at date of grant, subject to vesting requirements and do not have a readily ascertainable value. See "EXECUTIVE COMPENSATION--Option/SAR Grants in Last Fiscal Year."
(2) Exercise price of $26.625 per share based on the Fair Market Value of the Common Stock on November 19, 1996, the date of grant. Options expire on November 19, 2006.

(3) Exercise price of $26.875 per share based on the Fair Market Value of the Common Stock on November 14, 1996, the date of grant. Options expire on November 14, 2006.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE OMNIBUS STOCK INCENTIVE PLAN.

                            APPOINTMENT OF AUDITORS

         Ernst & Young LLP, independent auditors, audited the financial statements of the Company for the year ended December 31, 1996, contained in the Company's Annual Report on Form 10-K/A (which was filed with the Commission on March 20, 1997). Such audit services consisted of the firm's audit of and report on such financial statements and other annual financial statements of the Company and other matters.

         Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Based upon the recommendation of the Audit Committee, and subject to ratification by the stockholders, the Board of Directors has appointed Ernst & Young LLP, independent auditors, as auditors for the Company for the fiscal year ending December 31, 1997.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH RATIFICATION.

                         1998 PROPOSALS OF STOCKHOLDERS

         The Company intends to hold the 1998 Annual Meeting of Stockholders in the spring of 1998. Any stockholder of the Company wishing to include proposals in the proxy materials for such meeting must meet the requirements of the rules of the Commission relating to stockholders' proposals. Such proposal must be received by the Secretary of the Company in writing at the principal executive offices of the Company prior to December 5, 1997.

                                 OTHER BUSINESS

         The Board of Directors of the Company is not aware of any other matters that may be presented at the Annual Meeting other than those mentioned in the Company's Notice of Annual Meeting of Stockholders enclosed herewith and a part hereof. If, however, any other matters do properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is intended that the persons named as proxies will vote, pursuant to their discretionary authority, according to their best judgment in the interest of the Company.

                             ADDITIONAL INFORMATION

         All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying materials will be paid by the Company. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone, telegram or by personal interviews. Such persons will receive no additional compensation for such services. The Company will reimburse brokers and certain other persons for their charges and expenses in forwarding proxy materials to the beneficial owners of Common Stock held of record by such persons.

         Copies of the Company's 1996 Annual Report to Stockholders are being mailed to the stockholders simultaneously with this Proxy Statement. The financial statements and financial information appearing in such Annual Report are incorporated by reference herein.

                                        By Order of the Board of Directors,

                                        /s/ Christopher N. Zodrow

                                        Christopher N. Zodrow
                                        Vice President and Secretary




West Point, Georgia
April 4, 1997

                                                                         ANNEX A


                    MARKET INDEX FOR WESTPOINT STEVENS INC.


AK Steel Holding Corp.                                                       Kaiser Aluminum Corp.
Alberto-Culver Co.                                                           Kemet Corp.
Amdahl Corp.                                                                 Madeco S A
American Pwr Cnvrsion                                                        Micron Electronics Inc.
Arrow International                                                          Nautica Enterprises Inc.
Banta Corp.                                                                  Nordson Corp.
Beckman Instruments Inc.                                                     Oce Van Der Grinten NV
Blyth Industries Inc.                                                        Pentair Inc.
Cephalon Inc.                                                                Perrigo Company
Cincinnati Milacron Inc.                                                     Pittway Corp/DE
Coca-Cola Femsa De C V                                                       Plum Creek Timber Co.
Coleman Co. Inc.                                                             Quebecor Inc.
Cooper Cameron Corp.                                                         Rauma OY
Cypress Semiconductor Corp.                                                  Rayonier Inc.
Cytec Industries Inc.                                                        Sci Systems Inc.
De Reigo S P A                                                               Shiva Corp.
Desc S A De C V                                                              Smith International Inc.
Domtar Inc.                                                                  Summit Technology Inc.
Echostar Commun Corp.                                                        Symbol Technologies
Exide Corp.                                                                  Thermedics Inc.
First Brands Corp.                                                           Thermo Fibertek Inc.
Freeport McMoran Inc.                                                        Thermolase Corp.
Hanna (M A) Co.                                                              Thermotrex Corp.
Integrated Device Tech Inc.                                                  Tootsie Roll Inds
Iomega Corp.                                                                 U S Industries Inc.
Jefferson Smurfit CP                                                         Unisys Corp.
Jones Apparel Group Inc.                                                     Universal Foods Corp.
Jostens Inc.                                                                 Valspar Corp.

                                                                         ANNEX B





                             WESTPOINT STEVENS INC.

                          OMNIBUS STOCK INCENTIVE PLAN

                             WESTPOINT STEVENS INC.
                          OMNIBUS STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS


1.       History and Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

3.       Shares Available Under the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

4.       Administration of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

5.       Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

6.       Stock Appreciation Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

7.       Restricted Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

8.       Deferred Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

9.       Performance Shares and Performance Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

10.      Transferability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

11.      Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

12.      Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

13.      Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

14.      Certain Terminations of Employment, Hardship and Approved Leaves of Absence  . . . . . . . . . . . . . . . .  10

15.      Foreign Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

16.      Amendments and Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

17.      Effective Date and Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

18.      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

19.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11


                             WESTPOINT STEVENS INC.

                          OMNIBUS STOCK INCENTIVE PLAN


         1. HISTORY AND PURPOSE. This Plan is an amendment and restatement of Valley Fashions Corp. 1993 Management Stock Option Plan (the "Predecessor Plan"). The purpose of this Plan is to attract and retain key employees and directors for WestPoint Stevens Inc. (the "Company") and its subsidiaries and to provide such persons with incentives and rewards for superior performance.

         2. DEFINITIONS. As used in this Plan, the following terms shall be defined as set forth below:

                 "AWARD" means any Option, Stock Appreciation Right, Restricted Shares, Deferred Shares, Performance Shares or Performance Unit.

                 "BASE PRICE" means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

                 "BOARD" means the Board of Directors of the Company.

                 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                 "COMMITTEE" means the committee described in Section 4 of this Plan.

                 "COMPANY" means WestPoint Stevens Inc., a Delaware corporation, or any successor corporation.

                 "DEFERRAL PERIOD" means the period of time during which Deferred Shares are subject to deferral limitations under Section 8 of this Plan.

                 "DEFERRED SHARES" means an Award pursuant to Section 8 of this Plan of the right to receive Shares at the end of a specified Deferral Period.

                 "EMPLOYEE" means any person, including an officer, employed by the Company or a Subsidiary.

                 "FAIR MARKET VALUE" means the fair market value of the Shares as determined by the Committee from time to time.

                 "FREESTANDING STOCK APPRECIATION RIGHT" means a Stock Appreciation Right granted pursuant to Section 6 of this Plan that is not granted in tandem with an Option or similar right.

                 "GRANT DATE" means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

                 "INCENTIVE STOCK OPTIONS" means any Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision.

                 "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an Employee.

                 "NONQUALIFIED STOCK OPTION" means an Option that is not intended to qualify as an Incentive Stock Option.

                 "OPTION" means any option to purchase Shares granted under this Plan.

                 "OPTION PRICE" means the purchase price payable upon the exercise of an Option.

                 "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option.

                 "PARTICIPANT" means an Employee or Non-employee Director who is selected by the Committee to receive benefits under this Plan, provided that Non-employee Directors shall not be eligible to receive grants of Incentive Stock Options.

                 "PERFORMANCE OBJECTIVES" means the achievement of performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Deferred Shares or Restricted Shares. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Any Performance Objectives applicable to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be limited to specified levels of or increases in the Company's or Subsidiary's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, or increase in the Fair Market Value of the Shares. Except in the case of such an Award intended to qualify under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

                 "PERFORMANCE PERIOD" means a period of time established under
Section 9 of this Plan within which the Performance Objectives relating to a Performance Share, Performance Unit, Deferred Shares or Restricted Shares are to be achieved.

                 "PERFORMANCE SHARE" means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9 of this Plan.

                 "PERFORMANCE UNIT" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9 of this Plan.

                 "PREDECESSOR PLAN" means the Valley Fashions Corp. 1993 Management Stock Option Plan.

                 "RESTRICTED SHARES" mean Shares granted under Section 7 of this Plan subject to a substantial risk of forfeiture.

                 "RULE 16B-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

                 "SHARES" means Shares of the common stock of the Company, $.01 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Plan.

                 "SPREAD" means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

                 "STOCK APPRECIATION RIGHT" means a right granted under Section 6 of this Plan, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

                 "SUBSIDIARY" means a corporation or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest (representing the right generally to make decisions for such other entity) is, now or hereafter owned or controlled directly or indirectly by the Company, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

                 "TANDEM STOCK APPRECIATION RIGHT" means a Stock Appreciation Right granted pursuant to Section 6 of this Plan that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

         3.      SHARES AVAILABLE UNDER THE PLAN.

                 (a) Subject to adjustment as provided in Section 11 of this Plan, the number of Shares that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture, or (iii) issued or transferred in payment of Deferred Shares, Performance Shares or Performance Units, shall not in the aggregate exceed (y) 125,350 Shares remaining available for award under the Predecessor Plan, plus (z) 1,625,350 Shares not
previously authorized for issuance under any plan of the Company.   Such Shares
may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company. The number of Performance Units granted under this Plan may not in the aggregate exceed 5,000,000.

                 (b) Upon the payment of any Option Price by the transfer to the Company of Shares or upon satisfaction of tax withholding obligations under the Plan by the transfer or relinquishment of Shares, there shall be deemed to have been issued or transferred only the number of Shares actually issued or transferred by the Company, less the number of Shares so transferred or relinquished. In any event, the number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options may not exceed 1,625,350, subject to adjustment as provided in Section 11 of the Plan. Upon the payment in cash of a benefit provided by any award under this Plan, any Shares that were subject to such award shall again be available for issuance or transfer under this Plan. Performance Units that are paid in Shares or are not earned by a Participant at the end of a Performance Period are available for future grants of Performance Units.

                 (c) No Participant may receive Awards during any one calendar year representing more than 250,000 Shares or more than 1,000,000 Performance Units.

         4.      ADMINISTRATION OF THE PLAN.

                 (a) This Plan shall be administered by one or more committees appointed by the Board. Any grants of Awards to officers who are subject to Section 16 of the Securities Exchange Act of 1934 shall be made by a Committee composed of not less than two members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3. Any grant of an Award that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be made by a Committee composed of not less than two members of the Board, each of whom shall be an "outside director" within the meaning of the regulations under Section 162(m). For purposes of grants of Awards to Non-employee Directors, the Board shall serve as the Committee.

                 (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement or document evidencing the grant of any Award and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

         5. OPTIONS. The Committee may from time to time authorize grants to Participants of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                 (a) Each grant shall specify the number of Shares to which it pertains.

                 (b) Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date.

                 (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares that have been owned by the Optionee for at least six months and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5(d) below, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

                 (d) On or after the Grant Date of any Option other than an Incentive Stock Option, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5(d), the Shares received by the Optionee upon the exercise of the Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Optionee as applied to the forfeitable or Restricted Shares surrendered by the Optionee.

                 (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

                 (f) On or, in the case of Nonqualified Stock Options, after the Grant Date, the Committee may provide for the automatic grant to the Optionee of a "reload" Option in the event the Optionee surrenders Shares in satisfaction of the Option Price upon the exercise of an Option as authorized under Sections 5(c) and (d) above. Each reload Option shall pertain to a number of Shares equal to the number of Shares utilized by the Optionee to exercise the original Option. Each reload Option shall have an exercise price equal to Fair Market Value on the date it is granted and shall expire on the stated exercise date of the original Option.

                 (g) Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Non-employee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

                 (h) Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Non-employee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000 such Options shall be treated as Nonqualified Stock Options.

                 (i) No Option granted under this Plan may be exercised more than 10 years from the Grant Date.

                 (j) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and containing such terms and provisions as the Committee may determine consistent with this Plan.

         6. STOCK APPRECIATION RIGHTS. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                 (a) Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash.

                 (b) Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

                 (c) Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

                 (d) Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.

                 (e) On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Shares on a current, deferred or contingent basis.

                 (f) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee, which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

                 (g) Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of the related Option (or such other right) for cancellation.

                 (h) Regarding Freestanding Stock Appreciation Rights only:

                          (i)     Each grant shall specify in respect of each
Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

                          (ii)    Successive grants may be made to the same
Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised;

                          (iii)   Each grant shall specify the period or
periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event; and

                          (iv)    No Freestanding Stock Appreciation Right
granted under this Plan may be exercised more than 10 years from the Grant
Date.

         7. RESTRICTED SHARES. The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                 (a) Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

                 (b) Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

                 (c) Each grant shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or other similar transaction or event.

                 (d) Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

                 (e) Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of this Plan regarding Performance Shares and Performance Units.

                 (f) Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

                 (g) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

         8. DEFERRED SHARES. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                 (a) Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

                 (b) Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

                 (c) Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

                 (d) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such Shares in cash or additional Shares on a current, deferred or contingent basis.

                 (e) Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of this Plan regarding Performance Shares and Performance Units.

                 (f) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan.

         9. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                 (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

                 (b) The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

                 (c) Each award shall specify the Performance Objectives that are to be achieved by the Participant with respect to the grant or the vesting thereof.

                 (d) Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

                 (e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

                 (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

                 (g) Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis.

                 (h) If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

                 (i) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant, which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

         10.     TRANSFERABILITY.

                 (a) Except as provided in Section 10(b), no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

                 (b) The Committee may expressly provide in a Nonqualified Stock Option agreement (or an amendment to such an agreement) that a Participant may transfer such Nonqualified Stock Option to a spouse or lineal descendant (a "Family Member"), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of any such Nonqualified Stock Option shall be prohibited except in accordance with this Section 10(b). All terms and conditions of any such Nonqualified Stock Option, including provisions relating to the termination of the Participant's employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 10(b).

                 (c) Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, shall be subject to further restrictions upon transfer.

         11. ADJUSTMENTS. The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares and Performance Shares granted hereunder,
(b) prices per Share applicable to such Options and Stock Appreciation Rights, and (c) kind of Shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Optionees that otherwise would result from (x) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the number of Shares specified in Section 3 of this Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

         12. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

         13. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

         14. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 10(b) of this Plan, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any Award under this Plan.

         15. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

         16.     AMENDMENTS AND OTHER MATTERS.

                 (a) This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in
Section 3 of this Plan, other than to reflect an adjustment made in accordance with Section 11, without the further approval of the stockholders of the Company.

                 (b) With the concurrence of the affected Optionee, the Committee may cancel any agreement evidencing Options or any other Award granted under this Plan. In the event of such cancellation, the Committee may authorize the granting of new Options or other Awards hereunder, which may or may not cover the same number of Shares that had been the subject of the prior Award, in such manner, at such Option Price and subject to such other terms, conditions and discretions as would have been applicable under this Plan had the canceled Options or other Award not been granted.

                 (c) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

                 (d) To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

         17. EFFECTIVE DATE AND STOCKHOLDER APPROVAL. This Plan, as an amendment and restatement of the Predecessor Plan, shall become effective upon its approval by the Board, subject to approval by the stockholders of the Company at the next Annual Meeting of Stockholders. The Committee may grant Awards subject to the condition that this Plan shall have been approved by the stockholders of the Company.

         18. TERMINATION. This Plan shall terminate on March 21, 2007, and no Award shall be granted after that date.

         19. GOVERNING LAW. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with (i) the Delaware General Corporation Law, and (ii) to the extent applicable, other laws (including those governing contracts) of the State of Georgia.

                                                                      APPENDIX A




                            WESTPOINT STEVENS INC.

                 ANNUAL MEETING OF STOCKHOLDERS, MAY 14, 1997

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of WestPoint Stevens, Inc., a Delaware corporation (the "Company"), hereby appoints JOSEPH L. JENNINGS, JR. and CHRISTOPHER N. ZODROW, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Cotton Duck, 6101 Twentieth Avenue (U.S. Highway 29), Valley, Alabama, on Wednesday, May 14, 1997 at 10:30 a.m., Eastern Daylight Time, and at any and all adjournments thereof, and thereat to vote all shares of the Company which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present in accordance with the instructions on the reverse side of this proxy.

     WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS IN RESPECT OF THE ELECTION PROPOSAL, FOR THE APPROVAL OF THE OMNIBUS STOCK INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S AUDITORS AND, IN THE DISCRETION OF THE PROXIES, WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY AND ALL ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.



                                                       WESTPOINT STEVENS INC.
                                                       P.O. BOX 11220
                                                       NEW YORK, N.Y. 10203-0220


                    (CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ITEMS.

1. ELECTION PROPOSAL     FOR all nominees               WITHHOLD AUTHORITY to vote                  *EXCEPTIONS
                         listed below.        [X]       for all nominees listed below.      [X]                     [X]

Nominees: Holcombe T. Green, Jr., Charles W. McCall and John F. Sorte
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT
NOMINEE'S NAME.)


2. With respect to the proposal to approve the WestPoint            3. With respect to the proposal to ratify the appointment
   Stevens Inc. Omnibus Stock Incentive Plan.                          of Ernst & Young LLP, independent certified public
                                                                       accountants, as auditors for the Company for the year
                                                                       ending December 31, 1997


   FOR    [X]       AGAINST   [X]         ABSTAIN  [X]                 FOR    [X]       AGAINST   [X]         ABSTAIN  [X]


4. In their discretion, on such other matters as may
   properly come before the meeting and any and all
   adjournments thereof.                                                                  CHANGE OF ADDRESS AND
                                                                                          OR COMMENTS MARK HERE        [X]

                                                                            Please sign exactly as name or names appear on this
                                                                            proxy.  If stock is held jointly, each holder should
                                                                            sign.  If signing as attorney, trustee, executor,
                                                                            administrator, custodian, guardian or corporate
                                                                            officer, please give full title.

                                                                            Dated:_________________________________________, 1997

                                                                            _____________________________________________________
                                                                                                 Signature
                                                                            _____________________________________________________
                                                                                                 Signature


                                                                            VOTES MUST BE INDICATED
SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.  (X) IN BLACK OR BLUE INK    [X]